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                                                                  EXHIBIT 10.9



                                       LEASE


                                   BY AND BETWEEN


                           KEMAH DEVELOPMENT CORPORATION

                                     (LANDLORD)

                                        AND

                          ENERGY DRILLING INDUSTRIES, INC.

                                      (TENANT)


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                                       LEASE

     This Lease is entered into between Kemah Development Corporation ("Landlord"), a Texas corporation, and Energy Drilling Industries, Inc. ("Tenant"), a Nevada corporation.

     In consideration of the mutual covenants and agreements of this lease, and other good and valuable consideration, Landlord demises and leases to Tenant, and Tenant leases from Landlord, the premises situated at 601 Hanson Road, Kemah, Texas 77565, (collectively referred to as "the premises" or "the leased premises" in this lease).

                                  ARTICLE 1. TERM

                                   TERM OF LEASE

     Section 1.01. The term of this lease is 1 year, beginning on May 1, 1998, and ending on May 1, 1999, unless terminated sooner as provided in this lease.

                               OPTION TO EXTEND TERM

     Section 1.02. Tenant may extend the term of this lease beyond the expiration date provided in Section 1.01 by giving Landlord notice of its intention to do so not later than one month before the then current lease term expires, in the case of the initial option to extend, or the extended lease term, in the case of successive options to extend. Notice of an intention to exercise an option under this lease must, to be effective, be sent by mail or fax to Landlord and must be postmarked no later than the latest date provided in this section for Tenant's exercising the option.

                                     HOLDOVER

     Section 1.03. If Tenant holds over and continues in possession of the premises after the lease term (or any extension) expires, other than as provided in Section 1.02, Tenant will be considered to be occupying the premises on a month-to-month tenancy, subject to all the terms of this lease.

                                  ARTICLE 2. RENT

                                    FIXED RENT

     Section 2.01. Tenant will pay Landlord $750 per month on or before the first day of each month as a fixed rent for the next month. Rent for any fractional month at the beginning or end of the lease term will be prorated on a per-day basis.

                             ARTICLE 3. USE OF PREMISES

     Section 3.01. [Reserved]

                               COMPLIANCE WITH LAWS

     Section 3.02. a. Tenant may not use, or permit using, the premises in any manner that results in waste of premises or constitutes a nuisance or for any illegal purpose. Tenant, at its own expense, will comply, and will cause its officers, employees, agents, and invitees to comply, with all applicable laws, ordinances, and governmental rules and regulations concerning the use of the premises, including Hazardous Materials Laws.

     b. Tenant, at its sole cost, must comply with all Hazardous Materials Laws in connection with Tenant's use of the premises.

     c. "Hazardous Materials" means any substance, material, or waste that is or becomes regulated by any local governmental agency, the State of Texas, or the federal government.

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                        ARTICLE 4. REPAIRS AND MAINTENANCE

                         REPAIRS AND MAINTENANCE BY TENANT

     Section 4.01. Tenant will, throughout the lease term and any extensions of it, at its own expense and risk, maintain the premises and all improvements on them in good order and condition, including but not limited to making all repairs and replacements necessary to keep the premises and improvements in that condition. All maintenance, repairs, and replacements required by this section must be performed promptly when required.

                     ARTICLE 5. UTILITIES AND GARBAGE REMOVAL

                                  UTILITY CHARGES

     Section 5.01. Tenant will pay all utility charges for water, electricity, heat, gas, and telephone service used in and about the premises during the lease term. Tenant will pay the charges directly to the utility company or municipality furnishing the service before the charges are delinquent.

                                  GARBAGE REMOVAL

     Section 5.02. Tenant will pay for all garbage removal from the premises during the lease term.

                ARTICLE 6. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS

                                CONSENT OF LANDLORD

     Section 6.01. Tenant may not make any alterations, additions, or improvements to the premises without Landlord's prior written consent. Landlord may not unreasonably withhold consent for nonstructural alterations, additions, or improvements.

                               PROPERTY OF LANDLORD

     Section 6.02. All alterations, additions, or improvements made by Tenant will become Landlord's property when the lease terminates. However, Landlord may, when the lease terminates, remove any alterations, additions, and improvements made by Tenant and any other property it placed in the premises, and charge Tenant the cost of removal plus interest.

                    ALTERATIONS REQUIRED BY ACCESSIBILITY LAWS

     Section 6.03. If any alterations, additions, or improvements to the premises are mandated by legal requirements related to accessibility by persons with disabilities ("accessibility alterations"), Tenant is responsible for making them. This allocation of responsibility for compliance with such legal requirements is a material inducement for the parties to enter this lease.

                        ARTICLE 7. TRADE FIXTURES AND SIGNS

                                  TRADE FIXTURES

     Section 7.01. Tenant may, at all times, erect or install shelves, bins, machinery, equipment, or other trade fixtures, in, on, or about the premises, if Tenant complies with all applicable governmental laws, ordinances, and regulations regarding the fixtures. Tenant may remove all trade fixtures when this lease terminates, if Tenant is not in default under the lease and the fixtures can be removed without structural damage to the building. Tenant must repair any damage to the premises caused by removing trade fixtures, and all the repairs must be completed before the lease terminates. Any trade fixtures not removed by Tenant when this lease terminates are considered abandoned by Tenant and will automatically become Landlord's property. If any trade fixture installed by Tenant is abandoned when the lease terminates, Tenant must pay Landlord any reasonable expense actually incurred by Landlord to remove the fixture from the premises, less the fair market value of the fixture once removed, if the fixture is removed within 30 days after Tenant has surrendered possession of the premises OR before any subsequent tenant enters the premises OR Landlord uses the trade fixtures.

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                            ARTICLE 8. MECHANIC'S LIEN

     Tenant will not permit any mechanic's lien to be placed on the premises or improvements on the premises. Tenant will promptly pay any mechanic's lien that is filed on the premises or on improvements located on the premises. If default in payment of the lien continues for 20 days after Landlord's written notice to Tenant, Landlord may, at its option, pay the lien or any portion of it without inquiring into its validity. Any amounts Landlord pays to remove a mechanic's lien caused by Tenant to be filed against the premises or improvements on them, including expenses and interest, are due from Tenant to Landlord and must be repaid to Landlord immediately on rendition of notice, together with interest at fifteen percent annually until repaid.

                        ARTICLE 9. INSURANCE AND INDEMNITY

                                PROPERTY INSURANCE

     Section 9.01. Tenant must, at its own expense during the lease term, keep all buildings and improvements on the premises reasonably insured against loss or damage by fire or theft, with extended coverage if obtainable at a reasonably price, to include direct loss by windstorm, hail, explosion, riot or riot attending a strike, civil commotion, aircraft, vehicles, and smoke, in the total amounts of not less than the full fair insurable value of the buildings and improvements. The insurance is to be carried by one or more insurance companies authorized or admitted to do business in Texas. The insurance policy or policies must name both Landlord and Tenant as insureds. The policies must provide that any proceeds for loss or damage to buildings or to improvements are payable to solely to Landlord, who will use the sum for repair and restoration purposes.

                                LIABILITY INSURANCE

     Section 9.02. Tenant, at its own expense, must provide and maintain in force during the lease term, reasonable liability insurance. This insurance is to be carried by one or more insurance companies authorized or admitted to transact business in Texas. The policy must cover Landlord as well as Tenant, for any liability for property damage or personal injury arising from Tenant's occupying or Landlord's owning the premises.

                      REMEDY FOR FAILURE TO PROVIDE INSURANCE

     Section 9.03. If Tenant allows any insurance required under this article to lapse, Landlord may, at its option, take out and pay the premiums on the necessary insurance to comply with Tenant's obligations under this article. Landlord is entitled to reimbursement from Tenant for all amounts spent to procure and maintain the insurance, with interest at the rate of fifteen percent annually from the date Tenant receives Landlord's notice of payment until reimbursement.

     Section 9.04.   [Reserved]

     Section 9.05.   [Reserved]

                                Hold-Harmless Clause

     Section 9.06. Tenant will indemnify and hold Landlord harmless against any claims, demands, damages, costs, and expenses, including reasonable attorney's fees for defending claims and demands, arising from the conduct or management of Tenant's business on the premises or its use of them; from any breach by Tenant of any conditions of this lease; or from any act of negligence of Tenant, its agents, contractors, employees, subtenants, concessionaires, or licensees in or about the premises. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, on notice from Landlord, will defend the action or proceeding by counsel acceptable to Landlord.

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                   ARTICLE 10. DAMAGE OR DESTRUCTION OF PREMISES

                                NOTICE TO LANDLORD

     Section 10.01. If the premises, or any structures or improvements on them, are damaged or destroyed by fire, tornado, or other casualty, Tenant must immediately give Landlord written notice of the damage or destruction, including a general description of the damage and, as far as known to Tenant, the cause of the damage.

                                 TOTAL DESTRUCTION

     Section 10.02. If the building on the premises is totally destroyed by fire, tornado, or other casualty by other than the negligence, gross negligence, or intentional tort of Tenant or any person in or about the premises with Tenant's express or implied consent, or if it is so damaged that rebuilding or repairs cannot reasonably, and the damage exceeds the insurance recovery, this lease will terminate, and rent will be abated for the unexpired portion of this lease, effective as of the date of written notification as provided in Section 10.01.

                                PARTIAL DESTRUCTION

     Section 10.03. If the building or other improvements on the premises are damaged by fire, tornado, or other casualty by other than the negligence, gross negligence, or intentional tort of Tenant or any person in or about the premises with Tenant's express or implied consent, but not to such an extent that rebuilding or repairs cannot reasonably be completed and the damage exceeds the insurance recovery, this lease will not terminate except as follows:

     a. If the premises are partially destroyed, Landlord must, at its sole cost and risk, proceed immediately to rebuild or repair the damaged buildings and improvements to substantially the condition they were in before the damage. If the damage renders the premises untenantable in whole or in part, the rent payable during the period in which they are untenantable will be adjusted equitably. If Landlord fails to complete the rebuilding or repairs within six months from the date of Tenant's written notification to Landlord of the damage, Tenant may terminate this lease by written notification to Landlord. On the notification, all rights and obligations under this lease will cease.

                             ARTICLE 11. CONDEMNATION

                                TOTAL CONDEMNATION

     Section 11.01. If, during the lease term or any extension or renewal of it, all of the premises are taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or are sold to the condemning authority under threat of condemnation, this lease will terminate, and the rent will be abated during the unexpired portion of this lease, effective as of the date the condemning authority takes the premises.

                               PARTIAL CONDEMNATION

     Section 11.02. If less than all, but more than fifty percent, of the premises is taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or is sold to the condemning authority under threat of condemnation, Tenant may terminate the lease by giving Landlord written notice within 30 days after the entity exercising the power of condemnation takes possession of the condemned portion. In addition, if fifty percent of the parking area, or all of the signage, of the premises is taken for any public or quasi-public use under any governmental law, ordinance, or regulation or by right of eminent domain, or is sold to the condemning authority under threat of condemnation, Tenant may terminate the lease by giving Landlord written notice within 30 days after the entity exercising the power of condemnation takes possession of the condemned portion.

     If the premises are partially condemned and Tenant fails to exercise the option to terminate the lease under this section, or if less than fifty percent of the premises is condemned, this lease will not terminate, but Tenant may, at its sole expense, restore and reconstruct the building and other improvements situated on the premises to make them reasonably tenantable and suitable for the uses for which the premises are leased. The fixed rent payable under Section
2.01 of this lease will be adjusted equitably during the unexpired portion of this lease.

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                                CONDEMNATION AWARD

     Section 11.03. Landlord is entitled to receive and retain the entire award in any condemnation proceedings, except for any portion attributable to trade fixtures, which Tenant is entitled to receive and retain. The termination of this lease will not affect the right to this award.

                                ARTICLE 12. DEFAULT

                                 TENANT'S DEFAULT

     Section 12.01. If Tenant allows the rent to be in arrears more than ten days after payment is due, or remains in default under any other condition of this lease for ten days, Landlord may, at its option, without notice to Tenant, terminate this lease, or, in the alternative, Landlord may reenter and take possession of the premises and remove all persons and property without being considered guilty of any manner of trespass and may (but is not required to) relet the premises (or any part of them) for all or any part of the remainder of the lease term, to a party satisfactory to Landlord and at the monthly rental as Landlord can secure with reasonable diligence. If Landlord cannot relet after reasonable efforts to do so or if the monthly rental is less than the rental Tenant was obligated to pay under this lease (or any renewal of it) plus the expense of reletting, then Tenant must pay Landlord the amount of the deficiency.

     Section 12.02. [Reserved]

                                CUMULATIVE REMEDIES

     Section 12.03. All Landlord's and Tenant's rights and remedies under this Article are cumulative, and none will exclude any other right or remedy provided by law or any other provision of this lease. All the consistent rights and remedies may be exercised and enforced concurrently and whenever occasion for their exercise arises.

                                 WAIVER OF BREACH

     Section 12.04. All Landlord's or Tenant's waiving a breach of this lease by the other party does not constitute a continuing waiver or a waiver of any subsequent breach.

                        ARTICLE 13. INSPECTION BY LANDLORD

     Tenant will permit Landlord and its agents, representatives, and employees to enter the premises at all reasonable times for the purpose of inspection or any other purpose necessary to protect Landlord's interest in the premises or to perform Landlord's duties under this lease.

                             ARTICLE 14. MISCELLANEOUS

                               NOTICES AND ADDRESSES

     Section 14.01. [RESERVED]

                                   PARTIES BOUND

     Section 14.02. This agreement binds, and inures to the benefit of, the parties to the lease and their respective heirs, executors, administrators, legal representatives, successors, and assigns when this agreement permits.

                                TEXAS LAW TO APPLY

     Section 14.03. This agreement is to be construed under Texas law, and all obligations of the parties created by this lease are performable in Harris County, Texas.

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                                LEGAL CONSTRUCTION

     Section 14.04. If one or more of the provisions contained in this agreement are for any reason held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability will not affect any other provision of the agreement, which will be construed as if it had not included the invalid, illegal, or unenforceable provision.

                            PRIOR AGREEMENTS SUPERSEDED

     Section 14.05. This agreement constitutes the parties' sole agreement and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter.

                                     AMENDMENT

   Section 14.06. No amendment, modification, or alteration of this agreement is binding unless in writing, dated subsequent to the date of this agreement, and duly executed by the parties.

                        RIGHTS AND REMEDIES CUMULATIVE

     Section 14.07. The rights and remedies provided by this lease are cumulative, and either party's using any right or remedy will not preclude or waive its right to use any other remedy. These rights and remedies are in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

                             ATTORNEY'S FEES AND COSTS

     Section 14.08. If, as a result of either party's breaching this agreement, the other party employs an attorney to enforce its rights under this lease, then the breaching or defaulting party will pay the other party the reasonable attorney's fees and costs incurred to enforce the lease.

                                   FORCE MAJEURE

     Section 14.09. Neither Landlord nor Tenant is required to perform any term or covenant in this lease so long as performance is delayed or prevented by FORCE MAJEURE, which includes acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within Landlord's or Tenant's control and that Landlord or Tenant cannot, by exercising due diligence and paying money, prevent or overcome, in whole or part.

                                  TIME OF ESSENCE

     Section 14.10. Time is of the essence of this agreement.

The undersigned Landlord and Tenant execute this agreement on this 1st day of April 1998.

LANDLORD:                                    TENANT:

KEMAH DEVELOPMENT CORPORATION                ENERGY DRILLING INDUSTRIES, INC.


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By: Rebekah Laird-Ruthstrom, Sec./Treas.     By: D. Wayne Whitworth, Treasurer